Exhibit 99

PATTERSON COMPANIES REPORTS FISCAL 2019 THIRD-QUARTER RESULTS

•	Third-quarter reported net sales totaled $1.4 billion, up 1.6 percent.

•	Third-quarter GAAP earnings of $0.33 per diluted share.

•	Third-quarter adjusted earnings[1] of $0.38 per diluted share.

•	Dental segment internal sales increased 0.9%.

•	Company narrows fiscal 2019 GAAP earnings range to $0.89 to $0.94 per diluted share and adjusted earnings[1] range to $1.40 to $1.45 per diluted share.

St. Paul, Minn. — February 28, 2019 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.4 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 26, 2019, an increase of 1.6 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 2.5 percent.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal year 2019 was $31.2 million, or $0.33 per diluted share, compared to $109.0 million, or $1.18 per diluted share, in last year’s fiscal third quarter. The prior year period included the recognition of a provisional tax benefit of $77.3 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the Tax Cuts and Jobs Act (“2017 Tax Act”) enacted during the prior year period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring costs and discrete tax matters, totaled $35.6 million for the third quarter of fiscal 2019, or $0.38 per diluted share, compared to $39.6 million in the same quarter last year, or $0.43 per diluted share.

“We are pleased with our performance during the third quarter. We delivered the third consecutive quarter of year-over-year revenue growth as well as continued, sequential operating margin improvement,” said Mark Walchirk, President and CEO of Patterson Companies. “We continued to execute against our strategic priorities, which resulted in Dental segment revenue growth and solid performance in our Animal Health segment. Our progress throughout fiscal 2019 provides us with confidence that we are taking the right steps to build a stronger Patterson that is well positioned to deliver long-term value.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the third quarter of fiscal 2019, which comprised approximately 58 percent of the company’s total sales, were $807.5 million compared to $794.9 million in the same quarter last year. Internal sales for the segment increased 2.8 percent from the fiscal 2018 third quarter.

Patterson Dental

Reported net sales in our Dental segment for the third quarter of fiscal 2019, which represented approximately 42 percent of total company sales, were $579.7 million compared to $577.9 million in the same quarter last year. Internal sales increased 0.9 percent compared to the fiscal 2018 third quarter.

Balance Sheet and Capital Allocation

For the first nine months of fiscal 2019, Patterson Companies generated $76.3 million of cash from operating activities and collected deferred purchase price receivables of $308.6 million for a total of $384.9 million, compared to a total of $77.1 million in the same period last year. During the first nine months of fiscal 2019, debt has been reduced by $231.0 million and cash has grown by $54.4 million.

In the third quarter of fiscal 2019, Patterson Companies paid $24.8 million in cash dividends to shareholders. On a year-to-date basis, Patterson has returned $74.7 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated net sales for the first nine months of fiscal 2019 totaled $4.1 billion, a 1.8 percent year-over-year increase. Reported net income attributable to Patterson Companies, Inc. was $55.6 million, or $0.60 per diluted share, compared to $180.0 million, or $1.93 per diluted share in last year’s period. The prior year period included the recognition of a provisional tax benefit of $77.3 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the 2017 Tax Act. In July 2018, Patterson Companies booked a pre-tax reserve of $28.3 million for the anticipated settlement of purported class action antitrust litigation.

Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring costs, legal reserve costs and discrete tax matters, totaled $95.9 million, or $1.03 per diluted share, compared to adjusted net income of $128.6 million, or $1.38 per diluted share, in the year-ago period.

FY2019 Guidance

Patterson Companies today narrowed its fiscal 2019 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $0.89 to $0.94 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $1.40 to $1.45 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

-    Deal amortization expenses of approximately $29.6 million ($0.32 per diluted share).

-    Legal reserve costs of approximately $20.7 million ($0.22 per diluted share).

-    A benefit related to the 2017 Tax Act of $2.7 million ($0.03 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2018.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs and discrete tax matters, along with the related tax effects of these items.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Third-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2019 third-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2019 third-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 1978448 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
EMAIL:	john.wright@pattersoncompanies.com
WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
Net sales	$1,396,745	$1,375,222	$4,137,817	$4,065,074
Gross profit	299,509	294,736	878,248	909,527
Operating expenses	254,146	244,690	787,155	730,889

Operating income	45,363	50,046	91,093	178,638
Other income (expense):
Other income, net	1,427	2,096	8,621	4,768
Interest expense	(9,172)	(11,783)	(29,849)	(34,454)

Income before taxes	37,618	40,359	69,865	148,952
Income tax expense (benefit)	6,564	(68,596)	14,674	(31,094)

Net income	31,054	108,955	55,191	180,046
Net loss attributable to noncontrolling interests	(171)	—	(447)	—

Net income attributable to Patterson Companies, Inc.	$31,225	$108,955	$55,638	$180,046

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.34	$1.18	$0.60	$1.94

Diluted	$0.33	$1.18	$0.60	$1.93

Weighted average shares:
Basic	92,818	91,949	92,677	92,674
Diluted	93,653	92,609	93,347	93,323
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 26, 2019	April 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$117,431	$62,984
Receivables, net	547,180	826,877
Inventory	845,846	779,834
Prepaid expenses and other current assets	169,209	103,029

Total current assets	1,679,666	1,772,724
Property and equipment, net	290,271	290,590
Goodwill and identifiable intangibles, net	1,174,475	1,205,401
Long-term receivables, net and other	176,113	202,949

Total assets	$3,320,525	$3,471,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$688,125	$610,368
Other accrued liabilities	193,442	205,415
Current maturities of long-term debt	22,131	76,598
Borrowings on revolving credit	29,000	16,000

Total current liabilities	932,698	908,381
Long-term debt	732,640	922,030
Other non-current liabilities	182,490	179,463

Total liabilities	1,847,828	2,009,874
Stockholders’ equity	1,472,697	1,461,790

Total liabilities and stockholders’ equity	$3,320,525	$3,471,664

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 26, 2019	January 27, 2018
Operating activities:
Net income	$55,191	$180,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,425	62,787
Non-cash employee compensation	22,282	22,999
Deferred consideration in securitized receivables	(308,592)	(37,068)
Change in assets and liabilities, net of acquired	245,038	(188,751)

Net cash provided by operating activities	76,344	40,013
Investing activities:
Additions to property and equipment	(33,926)	(28,239)
Collection of deferred purchase price receivables	308,592	37,068
Other investing activities	2,875	10,600

Net cash provided by investing activities	277,541	19,429
Financing activities:
Dividends paid	(74,731)	(74,641)
Repurchases of common stock	—	(87,500)
Retirement of long-term debt	(244,010)	(7,377)
Draw on revolving credit	13,000	120,000
Other financing activities	6,228	7,546

Net cash used in financing activities	(299,513)	(41,972)
Effect of exchange rate changes on cash	75	5,576

Net change in cash and cash equivalents	54,447	23,046
Cash and cash equivalents at beginning of period	62,984	94,959

Cash and cash equivalents at end of period	$117,431	$118,005

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 26, 2019	January 27, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,079,566	$1,074,189	0.5%	(1.0)%	(0.1)%	1.6%
Equipment and software	234,251	222,574	5.2	(0.5)	—	5.7
Other	82,928	78,459	5.7	(0.6)	—	6.3

Total	$1,396,745	$1,375,222	1.6%	(0.9)%	—%	2.5%

Dental
Consumable	$294,708	$302,296	(2.5)%	(0.6)%	—%	(1.9)%
Equipment and software	217,649	207,000	5.1	(0.5)	—	5.6
Other	67,376	68,581	(1.8)	(0.5)	—	(1.3)

Total	$579,733	$577,877	0.3%	(0.6)%	—%	0.9%

Animal Health
Consumable	$784,858	$771,893	1.7%	(1.1)%	(0.1)%	2.9%
Equipment and software	16,602	15,574	6.6	—	—	6.6
Other	6,035	7,400	(18.4)	(1.8)	—	(16.6)

Total	$807,495	$794,867	1.6%	(1.1)%	(0.1)%	2.8%

Corporate
Other	$9,517	$2,478	284.1%	—%	—%	284.1%

Total	$9,517	$2,478	284.1%	—%	—%	284.1%

(a) Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 26, 2019.

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 26, 2019	January 27, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,327,214	$3,270,385	1.7%	(0.2)%	(0.2)%	2.1%
Equipment and software	563,269	540,860	4.1	(0.2)	—	4.3
Other	247,334	253,829	(2.6)	(0.1)	—	(2.5)

Total	$4,137,817	$4,065,074	1.8%	(0.2)%	(0.1)%	2.1%

Dental
Consumable	$902,753	$933,691	(3.3)%	(0.1)%	—%	(3.2)%
Equipment and software	520,292	504,376	3.2	(0.2)	—	3.4
Other	205,268	212,247	(3.3)	(0.1)	—	(3.2)

Total	$1,628,313	$1,650,314	(1.3)%	(0.2)%	—%	(1.1)%

Animal Health
Consumable	$2,424,461	$2,336,694	3.8%	(0.3)%	(0.2)%	4.3%
Equipment and software	42,977	36,484	17.8	—	—	17.8
Other	20,679	21,408	(3.4)	(0.2)	—	(3.2)

Total	$2,488,117	$2,394,586	3.9%	(0.3)%	(0.2)%	4.4%

Corporate
Other	$21,387	$20,174	6.0%	—%	—%	6.0%

Total	$21,387	$20,174	6.0%	—%	—%	6.0%

(a) Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 26, 2019.

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
Operating income (loss)
Dental	$51,120	$58,439	$128,587	$183,165
Animal Health	15,033	18,037	56,096	57,930
Corporate	(20,790)	(26,430)	(93,590)	(62,457)

Total	$45,363	$50,046	$91,093	$178,638

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$45,363	$9,274	$—	$—	$—	$54,637
Other expense, net	(7,745)	—	—	—	—	(7,745)

Income before taxes	37,618	9,274	—	—	—	46,892
Income tax expense (benefit)	6,564	2,219	—	—	2,686	11,469

Net income	31,054	7,055	—	—	(2,686)	35,423
Net loss attributable to noncontrolling interests	(171)	—	—	—	—	(171)

Net income attributable to Patterson Companies, Inc.	$31,225	$7,055	$—	$—	$(2,686)	$35,594

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.33	$0.08	$—	$—	$(0.03)	$0.38

Operating income as a % of sales	3.2%					3.9%
Effective tax rate	17.4%					24.5%
For the three months ended January 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$50,046	$9,692	$—	$—	$—	$59,738
Other expense, net	(9,687)	—	—	—	—	(9,687)

Income before taxes	40,359	9,692	—	—	—	50,051
Income tax expense (benefit)	(68,596)	2,209	(370)	—	77,256	10,499

Net income	108,955	7,483	370	—	(77,256)	39,552
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$108,955	$7,483	$370	$—	$(77,256)	$39,552

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.18	$0.08	$—	$—	$(0.83)	$0.43

Operating income as a % of sales	3.6%					4.3%
Effective tax rate	(170.0)%					21.0%

*	May not sum due to rounding

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$91,093	$28,955	$—	$28,263	$—	$148,311
Other expense, net	(21,228)	—	—	—	—	(21,228)

Income before taxes	69,865	28,955	—	28,263	—	127,083
Income tax expense (benefit)	14,674	6,794	—	7,523	2,686	31,677

Net income	55,191	22,161	—	20,740	(2,686)	95,406
Net loss attributable to noncontrolling interests	(447)	—	—	—	—	(447)

Net income attributable to Patterson Companies, Inc.	$55,638	$22,161	$—	$20,740	$(2,686)	$95,853

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.60	$0.24	$—	$0.22	$(0.03)	$1.03

Operating income as a % of sales	2.2%					3.6%
Effective tax rate	21.0%					24.9%
For the nine months ended January 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Discrete tax matters	Non-GAAP
Operating income	$178,638	$28,982	$8,594	$—	$—	$216,214
Other expense, net	(29,686)	—	—	—	—	(29,686)

Income before taxes	148,952	28,982	8,594	—	—	186,528
Income tax expense (benefit)	(31,094)	8,900	2,879	—	77,256	57,941

Net income	180,046	20,082	5,715	—	(77,256)	128,587
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$180,046	$20,082	$5,715	$—	$(77,256)	$128,587

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.93	$0.22	$0.06	$—	$(0.83)	$1.38

Operating income as a % of sales	4.4%					5.3%
Effective tax rate	(20.9)%					31.1%

*	May not sum due to rounding